UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices) (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2022 (the “Effective Date”), GrafTech Finance Inc., a Delaware corporation (“GrafTech Finance”), GrafTech Luxembourg II S.à r.l., a Luxembourg société à responsabilité limitée, having its registered office at 8-10, Rue Mathias Hardt, L - 1717 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B 167199 (“Luxembourg Holdco”), GrafTech Switzwerland SA, a Swiss corporation (“Swissco”, each an indirect, wholly-owned subsidiary of GrafTech International Ltd., a Delaware corporation (the “Company”)) and the Company entered into the Third Amendment (the “Third Amendment”), by and among the Company, GrafTech Finance, Luxembourg Holdco, Swissco, JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (in such capacity, as “Administrative Agent”), the New Revolving Lenders (as defined therein), the Consenting Revolving Lenders (as defined therein), each of the entities listed as an “Incremental Revolving Lender” on the signature pages thereto and for purposes of Sections 5, 7 and 8 thereof only, each of the entities listed as a “Guarantor” on the signature pages thereto. The Third Amendment amends that certain Credit Agreement, dated as of February 12, 2018 (as amended by the First Amendment, dated as of June 15, 2018, as further amended by the Second Amendment, dated as of February 17, 2021, and as may be further amended, restated, amended and restated, supplemented or otherwise modified prior to the date thereof, the “Existing Credit Agreement” and, together with the Third Amendment, the “Credit Agreement”), among the Company, GrafTech Finance, Luxembourg Holdco, Swissco, the lenders and issuing banks from time to time party thereto, and JPMorgan, as administrative agent and collateral agent. The Third Amendment amended the Credit Agreement to, among other things, (a) provide incremental revolving commitments under the Credit Agreement in an aggregate amount not to exceed $80,000,000, (b) allow the Applicable Rate (as defined in the Credit Agreement) with respect to any Revolving Loan (as defined in the Credit Agreement) bearing interest at the Alternate Base Rate (as defined in the Credit Agreement) (i) to have an ABR Spread (as defined in the Credit Agreement) (A) decreased from 2.75% to 2.00% (based upon a Senior Secured First Lien Net Leverage Ratio (as defined in the Credit Agreement) of the Company greater than or equal to 1.75 to 1.00), (B) decreased from 2.50% to 1.75% (based upon a Senior Secured First Lien Net Leverage Ratio of the Company greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00) and (C) decreased from 2.25% to 1.50% (based upon a Senior Secured First Lien Net Leverage Ratio of the Company less than 1.25 to 1.00) and (ii) to have an Adjusted Term SOFR Rate (as defined in the Credit Agreement) and an Adjusted EURIBOR Rate (as defined in the Credit Agreement) (A) decreased from 3.75% to 3.00% (based upon a Senior Secured First Lien Net Leverage Ratio of the Company greater than or equal to 1.75 to 1.00), (B) decreased from 3.50% to 2.75% (based upon a Senior Secured First Lien Net Leverage Ratio of the Company greater than or equal to 1.25 to 1.00, but less than 1.75 to 1.00) and (C) decreased from 3.25% to 2.50% (based upon a Senior Secured First Lien Net Leverage Ratio of the Company less than 1.25 to 1.00) and (c) extend the Initial Revolving Maturity Date (as defined in the Credit Agreement) to May 31, 2027.

As of the Effective Date, the total Initial Revolving Commitment (as defined in the Credit Agreement) is $330,000,000.

The foregoing description of the Credit Agreement as amended by the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Third Amendment, dated as of May 31, 2022, by and among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Luxembourg II S.à r.l., GrafTech Switzwerland SA, JPMorgan Chase Bank, N.A., as administrative agent, the New Revolving Lenders (as defined therein), the Consenting Revolving Lenders (as defined therein), each of the entities listed as an “Incremental Revolving Lender” on the signature pages thereto and for purposes of Sections 5, 7 and 8 thereof only, each of the entities listed as a “Guarantor” on the signature pages thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: June 2, 2022	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Vice President Finance and Treasurer